                                                                      EXHIBIT 99


               AMERICA FIRST EUREKA HOLDINGS, INC. AND SUBSIDIARY
--------------------------------------------------------------------------------

                          CONSOLIDATED BALANCE SHEETS
                            (dollars in thousands)

-------------------------------------------------------------------------------------------------------

                                                                  June 30, 1997       December 31, 1996
-------------------------------------------------------------------------------------------------------

Assets
 Cash and amounts due from depository institutions                $   25,099              $   28,266
 Federal funds sold                                                   15,000                  20,000
 Securities purchased under agreements to resell                       5,300                   5,300
 Mortgage-backed securities, net
   Held to maturity                                                  549,490                 630,106
   Available-for-sale                                                 42,001                  44,489
 Loans receivable, net                                             1,477,903               1,403,483
 Loans held for sale                                                     495                     370
 Accrued interest receivable                                          12,817                  12,206
 Premises and equipment, net                                           8,592                   8,888
 Federal Home Loan Bank stock, at cost                                19,906                  21,827
 Real estate held for sale or investment, net                          1,328                   1,328
 Real estate owned, net                                                1,237                   1,438
 Deferred tax assets, net                                             22,373                  22,643
 Other assets                                                          6,154                   6,121
-------------------------------------------------------------------------------------------------------
   Total Assets                                                   $2,187,695              $2,206,465
-------------------------------------------------------------------------------------------------------

Liabilities and Shareholder's Equity
 Customer deposits                                                $1,888,965              $1,840,485
 Securities sold under agreements to repurchase                       15,522                  44,353
 Other borrowings                                                     75,181                 106,998
 Other liabilities and accrued expenses                               17,072                  22,166
-------------------------------------------------------------------------------------------------------
   Total Liabilities                                               1,996,740               2,014,002
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Redeemable Preferred Stock; Series A, no par value;
   100,000 shares outstanding, $10 million liquidation value
   at June 30, 1997; and 200,000 shares outstanding, $20
   million liquidation value at December 31, 1996                      8,854                  17,748

 Common stock; par value $1.00; 100 shares issued and outstanding        -                       -
 Paid in capital                                                     102,189                 102,189
 Retained earnings                                                    79,912                  72,526
-------------------------------------------------------------------------------------------------------
   Total Shareholder's Equity                                        182,101                 174,715
-------------------------------------------------------------------------------------------------------
Total Liabilities and Shareholder's Equity                        $2,187,695              $2,206,465
-------------------------------------------------------------------------------------------------------

The accompanying notes are an integral part of the consolidated financial statements.

               AMERICA FIRST EUREKA HOLDINGS, INC. AND SUBSIDIARY
--------------------------------------------------------------------------------

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                             (dollars in thousands)
--------------------------------------------------------------------------------

                                                                For the           For the       For the Six     For the Six
                                                             Quarter Ended     Quarter Ended    Months Ended    Months Ended
                                                             June 30, 1997     June 30, 1996   June 30, 1997   June 30, 1996
----------------------------------------------------------------------------------------------------------------------------
Interest income
 Interest and fees on loans                                     $27,757           $26,510         $54,519         $53,697
 Interest on mortgage-backed securities                          10,704            12,686          22,024          26,517
 Interest and dividends on investment                               569             1,167           1,404           2,371
----------------------------------------------------------------------------------------------------------------------------

   Total interest income                                         39,030            40,363          77,947          82,585
----------------------------------------------------------------------------------------------------------------------------
Interest expense
 Interest on deposits                                            21,963            20,333          43,453          40,059
 Interest on borrowings                                           1,248             4,808           2,860          11,327
 Preferred Stock accretion                                          508               542           1,107           1,067
----------------------------------------------------------------------------------------------------------------------------

   Total interest expense                                        23,719            25,683          47,420          52,453
----------------------------------------------------------------------------------------------------------------------------
Net interest income before provision for loan losses             15,311            14,680          30,527          30,132
 Provision for loan losses                                          250               372             502             780
----------------------------------------------------------------------------------------------------------------------------

Net interest income after provision for loan losses              15,061            14,308          30,025          29,352
----------------------------------------------------------------------------------------------------------------------------
Non-interest income
 Deposit related fees                                               445               453             907             922
 Loan related fees                                                  313               387             608             712
 Gain on disposition of loans, net                                  104               107             167             154
 Other income                                                     2,669               984           3,536           1,517
----------------------------------------------------------------------------------------------------------------------------

   Total non-interest income                                      3,531             1,931           5,218           3,305
----------------------------------------------------------------------------------------------------------------------------
Non-interest expense
 Compensation and benefits                                        5,769             5,198          11,528          10,554
 Occupancy and equipment                                          2,037             2,089           3,941           4,314
 FDIC premiums and special assessments                              387             1,085             767           2,180
 Professional services                                              767               208           1,014             530
 Advertising and promotion                                          479               296             714             526
 Provision for loss (recovery) on interest
   rate exchange agreements                                         131              (100)             (5)           (569)
 Other                                                            2,151             2,054           3,945           4,113
----------------------------------------------------------------------------------------------------------------------------

   Total non-interest expense                                    11,721            10,830          21,904          21,648
----------------------------------------------------------------------------------------------------------------------------
Income before income taxes                                        6,871             5,409          13,339          11,009
 Provision for income taxes                                         320                 -             640               -
----------------------------------------------------------------------------------------------------------------------------

Net income                                                       $6,551            $5,409         $12,699         $11,009
----------------------------------------------------------------------------------------------------------------------------

The accompanying notes are an integral part of the consolidated financial statements.

               AMERICA FIRST EUREKA HOLDINGS, INC. AND SUBSIDIARY
--------------------------------------------------------------------------------

                CONSOLIDATED STATEMENT OF SHAREHOLDER'S EQUITY
                    For the Six Months Ended June 30, 1997
                            (dollars in thousands)
--------------------------------------------------------------------------------

                                                                                      Additional
                                                                         Common        Paid-in         Retained
                                                                          Stock        Capital         Earnings      Total
                                                                        -------       ----------       --------      -----
Balance at December 31, 1996                                            $   --         $102,189        $72,526       $174,715
Net income                                                                  --               --         12,699         12,699
Dividends paid or accrued                                                   --               --         (5,100)        (5,100)
Net unrealized loss on mortgage-backed securities
  available for sale                                                        --               --           (213)          (213)
-----------------------------------------------------------------------------------------------------------------------------

Balance at June 30, 1997                                                $   --         $102,189        $79,912       $182,101
-----------------------------------------------------------------------------------------------------------------------------

The accompanying notes are an integral part of the consolidated financial statements.

               AMERICA FIRST EUREKA HOLDINGS, INC. AND SUBSIDIARY
--------------------------------------------------------------------------------

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (dollars in thousands)
--------------------------------------------------------------------------------

                                                                                  For the Six        For the Six
                                                                                 Months Ended       Months Ended
                                                                                 June 30, 1997      June 30, 1996
-----------------------------------------------------------------------------------------------------------------
Cash flows from operating activities
Net income                                                                         $  12,699          $  11,009
Adjustments to reconcile net income to net cash
 provided by operating activities
 Amortization of:
   Investments and mortgage-backed securities net premium                              1,186              1,486
   Loan premium                                                                          122                543
   Intangibles                                                                           579                632
 Proceeds from sale of loans originated and held for sale                              9,069             10,241
 Originations of loans held for sale                                                  (9,027)           (10,668)
 (Gain) loss on sale of real estate owned and held for sale or investment             (1,548)                32
 Gain on disposition of mortgage loans                                                  (167)              (153)
 Provision for loan losses                                                               502                780
 Provision for loss (recovery) on interest rate exchange agreements                       (5)              (569)
 Net provision for income taxes                                                          640                  -
 (Increase) decrease in accrued interest receivable                                     (611)               486
 Decrease in accrued interest payable                                                 (1,226)            (1,117)
 Depreciation and amortization of premises and equipment                                 843                866
 Increase in other assets                                                               (286)            (2,227)
 Decrease in other liabilities                                                        (3,858)            (2,082)
 Other, net                                                                             (246)               378
-----------------------------------------------------------------------------------------------------------------

Total adjustments                                                                     (4,033)            (1,372)
-----------------------------------------------------------------------------------------------------------------

 Net cash provided by operating activities                                             8,666              9,637
------------------------------------------------------------------------------------------------------------------

Cash flows from investing activities
 Loans originated and held for investment                                           (193,750)          (113,330)
 Purchases of mortgage-backed securities                                                   -            (14,547)
 Purchases of real estate loans                                                       (4,760)           (21,930)
 Purchases of premises and equipment                                                    (586)              (512)
 Principal payments on mortgage-backed securities                                     81,704            111,480
 Principal payments on loans                                                         122,357            148,342
 Proceeds from sale of Federal Home Loan Bank Stock                                    2,599                911
 Redemption of preferred stock                                                       (10,000)                 -
 Proceeds from sales of real estate owned and held for sale or investment              2,654              1,557
 Other, net                                                                              218                189
-----------------------------------------------------------------------------------------------------------------
 Net cash provided by investing activities                                               436            112,160
-----------------------------------------------------------------------------------------------------------------

Cash flows from financing activities
 Net increase in checking and saving accounts                                          1,543             45,325
 Proceeds from issuance of certificates of deposits                                  164,904            144,005
 Payments for maturing or early withdrawal
   of certificates of deposits                                                      (117,968)           (98,268)
 Net decrease in short-term repurchase agreements                                    (28,831)          (115,302)
 Decrease in Federal Home Loan Bank advances                                         (31,817)          (121,032)
 Dividends                                                                            (5,100)            (5,400)
-----------------------------------------------------------------------------------------------------------------

 Net cash used by financing activities                                               (17,269)          (150,672)
-----------------------------------------------------------------------------------------------------------------

Net decrease in cash and cash equivalents                                             (8,167)           (28,875)
Cash and cash equivalents at beginning of period                                      53,566             70,486
-----------------------------------------------------------------------------------------------------------------

Cash and cash equivalents at end of period                                         $  45,399          $  41,611
-----------------------------------------------------------------------------------------------------------------

Supplemental disclosure of cash flow information
 Non cash investing and financing activities:
 Additions to real estate acquired through foreclosure                             $   1,114          $   2,909

 Cash paid for interest (including interest credited)                              $  48,780          $  52,658
 Cash paid for alternative income and minimum
    franchise taxes                                                                $     370          $     380
-----------------------------------------------------------------------------------------------------------------

The accompanying notes are an integral part of the consolidated financial statements.

               AMERICA FIRST EUREKA HOLDINGS, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 JUNE 30, 1997

1.  ORGANIZATION

    America First Eureka Holdings, Inc. (the "Company") is a wholly owned subsidiary of America First Financial Fund 1987-A Limited Partnership (the "Partnership"), and was formed for the purpose of owning and managing one or more acquired financial institutions. The Company acquired EurekaBank ("Eureka") on May 27, 1988 (the "Acquisition").

2.  BASIS OF PRESENTATION

    The consolidated financial statements of the Company include the accounts of the Company and its wholly-owned subsidiary, Eureka and its subsidiaries. All significant intercompany transactions have been eliminated.

    In the opinion of management, the accompanying unaudited consolidated financial statements contain all adjustments (primarily consisting of normal recurring accruals) necessary for a fair presentation of the Company's financial condition as of June 30, 1997, and the results of its operations for the quarters and six months ended June 30, 1997 and 1996.

3.  ALLOWANCE FOR LOAN LOSSES

    The Company recorded loan loss provisions of approximately $250,000 and $502,000 for the quarter and six months ended June 30, 1997, respectively, as compared to $372,000 and $780,000 for the same periods in 1996, respectively. At June 30, 1997 and December 31, 1996, the allowance for loan losses was approximately $7.2 million and $7.1 million, respectively. Management believes that the allowance for loan losses was adequate given the composition, credit characteristics and loss experience of the loan portfolio.

4.  INTEREST RATE EXCHANGE AGREEMENTS

    Prior to 1993, the Company entered into interest rate exchange agreements to reduce the impact of future fluctuations in interest rates on fixed rate mortgages funded by variable rate liabilities. The floating rates to be received by the Company under the terms of these agreements are reset monthly, quarterly or semi-annually and are generally indexed to the FHLB Eleventh District Cost of Funds index or the one or three month London Interbank Offered Rate ("LIBOR").

    In 1993, the sustained decline in interest rates in the general economy and the resulting prepayment of mortgage loans associated with the interest rate exchange agreements caused Eureka to establish a liability based on the estimated fair value of interest rate exchange agreements that were no longer deemed effective as hedges. During the quarter ended June 30, 1997, Eureka recorded a provision to non-interest expense on interest rate exchange agreements of approximately $131,000 to reflect the effect of interest rate decreases on the market value of Eureka's related obligations. A net recovery of approximately $5,000 was recorded for the six months ended June 30, 1997. During the quarter and six months ended June 30, 1996, Eureka recorded to non-interest expense recoveries on interest rate exchange agreements of approximately $100,000 and $569,000, respectively, to reflect the effect of interest rate increases on the market value of Eureka's related obligations. The recorded liability for the interest rate exchange agreements totaled approximately $609,000 and $1.2 million at June 30, 1997 and December 31, 1996, respectively. Net interest payable on interest rate exchange agreements was $447,000 and $629,000 at June 30, 1997 and December 31, 1996, respectively, and was included in other liabilities and accrued expenses.

    For the quarter and six months ended June 30, 1997, net interest expense on interest rate exchange agreements (after amortization of the interest rate exchange agreement liability of $222,000 and $619,000, respectively) totaled

               AMERICA FIRST EUREKA HOLDINGS, INC. AND SUBSIDIARY

    approximately $205,000 and $419,000, respectively. For the quarter and six months ended June 30, 1996, net interest expense on interest rate exchange agreements (after amortization of the interest rate exchange agreement liability of $428,000 and $1.1 million, respectively) totaled approximately $258,000 and $385,000, respectively. Net interest expense on interest rate exchange agreements is included as an adjustment to interest income on loans. The notional amount of interest rate exchange agreements outstanding was $80 million and $100 million at June 30, 1997 and December 31, 1996, respectively.

5.  INCOME TAXES

    The consolidated financial statement provisions for income tax for the quarter and six months ended June 30, 1997 and 1996 relate to the Company and its subsidiary. The Company and its subsidiary file calendar year consolidated federal income and combined California franchise tax returns.

    Deferred tax assets are initially recognized for net operating loss and tax credit carryforwards and differences between the financial statements carrying amount and the tax bases of assets and liabilities which will result in future deduction amounts. A valuation allowance is established to reduce the deferred tax assets to the level at which it is more likely than not that the tax benefits will be recognized.

    A valuation allowance is recorded if it is more likely than not that some portion or all of the deferred tax assets will not be realized based on a review of available evidence. The allowance is subject to ongoing adjustmets based on changes in circumstances that affect management's assessment of the realizability of the deferred tax assets. Adjustments to increase or decrease the valuation allowance are charged or credited, respectively, to income tax expense (benefit).

6.  PROPOSED MERGER WITH BAY VIEW CAPITAL CORPORATION

    On May 8, 1997, the Partnership announced that it had entered into a definitive agreement with Bay View Capital Corporation with respect to a merger of its subsidiary America First Eureka Holdings with Bay View (the "Merger Agreement"). Under the terms of the Merger Agreement, the Partnership will receive $90 million in cash and $210 million in Bay View common stock (subject to a minimum of 8,076,922 shares and a maximum of 10,000,000 shares) for its interest in America First Eureka Holdings, which owns Eureka. If the market price of Bay View common stock (based on the average closing prices over a specified period) is less than $21.00 per share, the Partnership has the right to terminate the Merger Agreement unless the total value of the shares of Bay View common stock to be received is $210 million in addition to the cash portion of $90 million. The transaction is expected to close on December 31, 1997 or January 2, 1998, and is subject to customary conditions, including regulatory approval and approval by the BUC holders. Please refer to the Partnership's Form 8-K dated May 16, 1997 for further information. The above Bay View shares to be received by the Partnership under the terms of the Merger Agreement are adjusted for a Bay View 100% stock dividend declared on April 14, 1997 to Bay View stockholders of record on May 9, 1997.

    In May 1997, $10 million of the preferred stock issued to the FDIC was redeemed. The $10 million of mandatorily redeemable non-voting Series A Preferred Stock that remains outstanding is scheduled for redemption in May 1998, but will be redeemed when the merger is completed.

    Under the terms of the Assistance Agreement, and as a result of the Merger Agreement discussed above, the Partnership expects to pay a final participation payment to the FDIC of approximately $12.8 million from cash received at the time of the merger. The final participation payment is in addition to the redemption of the remaining $10 million in outstanding Series A Preferred Stock.